UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2010

Validus Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-33606	98-0501001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

29 Richmond Road, Pembroke, Bermuda		HM08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 278-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2010, Validus Holdings, Ltd. (the "Company") entered into a retirement and advisory agreement (the "Retirement Agreement") with George P. Reeth setting forth the terms of his retirement from the Company as previously announced on September 14, 2010. Under the terms of the Retirement Agreement, Mr. Reeth will retire as an officer and director of the Company and all of its affiliated entities on November 15, 2010 and will serve as special advisor to the Board of Directors of the Company until November 15, 2011 (the "Advisory Period"). The term of the Advisory Period may be extended by mutual agreement and is subject to early termination under certain circumstances. During the Advisory Period, Mr. Reeth will continue to receive his current base salary, certain other employee benefits (including, medical, life and disability benefits and paid vacation) and reimbursement of expenses. Mr. Reeth will also be entitled to receive any bonus that is awarded in respect of the 2010 performance year. In addition, any unvested long-term incentive awards granted to Mr. Reeth under the Validus Holdings, Ltd. 2005 Long-Term Incentive Plan will continue to vest as scheduled provided that Mr. Reeth complies with certain restrictive covenants set forth in the Retirement Agreement.

For the 18-month period following the Advisory Period, Mr. Reeth has agreed not to compete with the Company or to solicit any employees, customers, suppliers, clients, insureds, reinsureds or brokers of the Company. During this period, however, Mr. Reeth may engage in any business for any (re)insurance brokerage company. Mr. Reeth has also agreed to release the Company generally from any claims he may have against it upon the expiration of the Advisory Period.

Upon his retirement, Mr. Reeth will retain all of his rights to indemnification by virtue of his position as an officer or director of the Company or other affiliated entities and the benefits under any directors’ and officers’ liability insurance policy maintained by the Company.

The Retirement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference. The foregoing summary is qualified in its entirety by reference to the Retirement Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No. 10.1: Retirement and Advisory Agreement dated as of October 20, 2010 between Validus Holdings, Ltd. and George P. Reeth.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Validus Holdings, Ltd.

October 22, 2010	By:	/s/ Joseph E. (Jeff) Consolino

Name: Joseph E. (Jeff) Consolino
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Retirement and Advisory Agreement dated as of October 20, 2010 between Validus Holdings, Ltd. and George P. Reeth